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                                   EXHIBIT 3

                                                              PERCENT OF CLASS
                                                                BENEFICIALLY
    NAME OF REPORTING PERSON         NUMBER OF SHARES             OWNED(1)
    ------------------------         ----------------         ----------------
Mayfield VII,
 a California Limited Partnership       940,354 (2)                9.4%
Mayfield VII Management
 Partners, a California Limited
 Partnership                            940,354 (2)                9.4%
Mayfield Associates Fund II, a           40,754 (3)                0.4%
 California Limited Partnership
Yogen K. Dalal                          981,108 (4)                9.9%
F. Gibson Myers, Jr.                    981,108 (4)                9.9%
Kevin A. Fong                           981,108 (4)                9.9%
William D. Unger                        981,108 (4)                9.9%
Wendell G. Van Auken                    981,108 (4)                9.9%
Michael J. Levinthal                    981,108 (4)                9.9%
A. Grant Heidrich, III                  981,108 (4)                9.9%
Total                                   981,108                    9.9%

(1) The respective percentages set forth in this column were obtained by dividing the number of shares by the aggregate number of outstanding shares of Common Stock as reported in the issuer's Form 10-Q for the quarter ended September 30, 2000.

(2) Represents shares held directly by Mayfield VII, of which Mayfield VII Management Partners is the sole General Partner.

(3)  Represents shares held directly by Mayfield Associates Fund II.

(4) The individual Reporting Persons are General Partners of Mayfield VII Management Partners, which is the General Partner of Mayfield VII. The individual Reporting Persons are also General Partners of Mayfield Associates Fund II. The individual Reporting Persons may be deemed to have shared voting and dispositive power over the shares which are or may be deemed to be beneficially owned by Mayfield VII and Mayfield Associates Fund II, but disclaim such beneficial ownership.

                              Page 34 of 34 pages.